UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      January 29, 2013

Southern Connecticut Bancorp, Inc.

(Exact Name of Registrant as Specified in Charter)

Connecticut	000-49784	06-1609692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 Church Street
New Haven, Connecticut		06510
(Address of Principal Executive Offices)		(Zip Code)

(203) 782-1100
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2013, Southern Connecticut Bancorp, Inc. (“Bancorp”) and its primary operating subsidiary, The Bank of Southern Connecticut (the “Bank”), entered into (i) an employment agreement with Sunil Pallan (the “President”) effective January 1, 2013 (the “President’s Agreement”) and (ii) an employment agreement with Stephen V. Ciancarelli (the “CFO”) effective January 1, 2013 (the “CFO’s Agreement”).

Under the President’s Agreement, Mr. Pallan will serve as President of Bancorp and the Bank and Senior Loan Officer of the Bank for the period from January 1, 2013 to December 31, 2013, unless the President’s Agreement is terminated earlier in accordance with its terms. The President will be paid a base salary at the annual rate of $175,000 and be eligible for salary increases and bonuses reflecting job performance achievements at the discretion of the Board of Directors of Bancorp and the Bank. In addition, the President will be provided with group life insurance and comprehensive health insurance, including major medical coverage, comparable to the coverage provided to officers generally. The President will also be eligible to participate in any profit sharing plan or 401(k) plan in accordance with their terms.

The President’s Agreement may be terminated prior to December 31, 2013 as a result of the President engaging in certain specified acts that constitute cause or the death or disability of the President. In addition, in the event (i) Bancorp and the Bank enter into a “Business Combination” as defined in the President’s Agreement and (ii) the President (a) is not offered the same position at his current base salary with the surviving entity, (b) determines in his sole discretion that the position offered by the surviving entity is inconsistent with his current position, including diminution in title, authority, duties or responsibilities, (c) has his office relocated more than 25 miles from its current location or (d) is terminated within 2 years following the “Business Combination,” the President will be entitled to receipt of a lump sum payment equal to his then current base salary; provided, however, that no payment will be made to the President if such payment would constitute a “golden parachute payment” and is made after the occurrence of certain events specified under regulations promulgated by the Federal Deposit Insurance Corporation (“FDIC”), including the determination by the FDIC that the Bank is in “troubled condition.” Any lump sum payment made to the President is also subject to claw back by Bancorp and the Bank if it is later determined that the President committed or is substantially responsible for certain acts or omissions prohibited under regulations promulgated by the FDIC.

Under the CFO’s Agreement, Mr. Ciancarelli will serve as Senior Vice President and Chief Financial Officer of Bancorp and the Bank for the period from January 1, 2013 to December 31, 2013, unless the CFO’s Agreement is terminated earlier in accordance with its terms. The CFO will be paid a base salary at the annual rate of $165,000 and be eligible for salary increases and bonuses reflecting job performance achievements at the discretion of the Board of Directors of Bancorp and the Bank. In addition, the CFO will be provided with group life insurance and comprehensive health insurance, including major medical coverage, comparable to the coverage provided to officers generally. The CFO will also be eligible to participate in any profit sharing plan or 401(k) plan in accordance with their terms.

The CFO’s Agreement may be terminated prior to December 31, 2013 as a result of the CFO engaging in certain specified acts that constitute cause or the death or disability of the CFO. In addition, in the event (i) Bancorp and the Bank enter into a “Business Combination” as defined in the CFO’s Agreement and (ii) the CFO (a) is not offered the same position at his current base salary with the surviving entity, (b) determines in his sole discretion that the position offered by the surviving entity is inconsistent with his current position, including diminution in title, authority, duties or responsibilities, (c) has his office relocated more than 25 miles from its current location or (d) is terminated within 2 years following the “Business Combination,” the CFO will be entitled to receipt of a lump sum payment equal to his then current base salary; provided, however, that no payment will be made to the CFO if such payment would constitute a “golden parachute payment” and is made after the occurrence of certain events specified under regulations promulgated by the FDIC, including the determination by the FDIC that the Bank is in “troubled condition.” Any lump sum payment made to the CFO is also subject to claw back by Bancorp and the Bank if it is later determined that the CFO committed or is substantially responsible for certain acts or omissions prohibited under regulations promulgated by the FDIC.

The foregoing descriptions of the President’s Agreement and the CFO’s Agreement are summaries of their respective material terms and do not purport to be complete, and are qualified in their entirety by reference to the actual terms and conditions contained, respectively, in the President’s Agreement and CFO’s Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated by reference herein in their entirety.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, effective as of January 1, 2013, by and between Southern Connecticut Bancorp, Inc., The Bank of Southern Connecticut and Sunil Pallan

10.2	Employment Agreement, effective as of January 1, 2013, by and between Southern Connecticut Bancorp, Inc., The Bank of Southern Connecticut and Stephen V. Ciancarelli

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN CONNECTICUT BANCORP, INC.

By:	/s/ Joseph J. Greco
Joseph J. Greco Chief Executive Officer

Date:  January 29, 2013

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, effective as of January 1, 2013, by and between Southern Connecticut Bancorp, Inc., The Bank of Southern Connecticut and Sunil Pallan

10.2	Employment Agreement, effective as of January 1, 2013, by and between Southern Connecticut Bancorp, Inc., The Bank of Southern Connecticut and Stephen V. Ciancarelli